                                                                  EXHIBIT (A)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      for
                       Tender of Shares of Common Stock
          (Including the Associated Preferred Share Purchase Rights)

                                      of

                       Interlink Computer Sciences, Inc.

                                      to

                      Sterling Software (Southwest), Inc.

                    an indirect wholly owned subsidiary of

                            Sterling Software, Inc.

                   (Not to Be Used for Signature Guarantees)

  This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $.001 per share (the "Common Stock"), including the associated preferred share purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), of Interlink Computer Sciences, Inc., a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                               BANKBOSTON, N.A.

                                   By Hand:
                        Securities Transfer & Reporting
                                Services, Inc.
                           c/o Boston EquiServe L.P.
                         100 William Street, Galleria
                              New York, NY 10038

         By Mail:          Facsimile Transmission:   By Overnight, Certified
     BankBoston, N.A.           (781) 575-2233      or Express Mail Delivery:
        Attention:              (781) 575-2232           BankBoston, N.A.
    Corporate Actions           (For Eligible               Attention:
      P.O. Box 8029           Institutions Only)        Corporate Actions
  Boston, MA 02266-8029 Confirm Facsimile by Telephone: 150 Royall Street
                                (781) 575-3120           Canton, MA 02021


  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile number other than as set forth above will not constitute a valid delivery.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

  The undersigned hereby tenders to Sterling Software (Southwest), Inc., a Delaware corporation and an indirect wholly owned subsidiary of Sterling Software, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated March 30, 1999 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $.001 per share (the "Common Stock"), including the associated preferred share purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), of Interlink Computer Sciences, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.


 Number of Shares: ________________        Name(s) of Record Holder(s):


 Certificate Nos. (if available):          __________________________________


 __________________________________        __________________________________
                                                      Please Print
 __________________________________


                                           Address(es): _____________________
 Check box if Shares will be ten-
 dered by book-entry transfer: [_]

                                           __________________________________


 Account Number: __________________        __________________________________

                                                                     Zip Code
 Dated: _____________________, 1999

                                           Area Code and Tel. No.:

                                           __________________________________

                                           __________________________________

                                           Signature(s): ____________________

                                           __________________________________


                                  GUARANTEE
                  (Not to Be Used for Signature Guarantees)

   The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three trading days (as defined in the Offer to Purchase) after the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: ______________________   _____________________________________
                                                Authorized Signature

 Address: ___________________________   _____________________________________
                                                    Please Print

 ____________________________________   _____________________________________
                              Zip Code

 Area Code and Tel. No.: ____________   Dated: ________________________, 1999

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
      SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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